Exhibit 10.38

SCHEDULE A

Touchpoint Metrics, Inc.
SHARE OPTION PLAN
As adopted by the Board, January 25, 2008

OPTION COMMITMENT

Notice is hereby given that, effective this 3rd day of September, 2013, (the "Effective Date") Touchpoint Metrics, Inc. (the "Company") has granted to Lynn Davison (“Optionee”), an Option to acquire 300,000 Common shares ("Optioned Shares") up to 5:00 p.m. Pacific time on the 3rd day of September, 2023 (the "Expiry Date") at an Exercise Price of US $0.40 per share.

Optioned Shares may be acquired as follows:

1.	20% of the total number of Optioned Shares granted will vest 12 months after Effective Date,

2.	a further 20% of the total number of Optioned Shares granted will vest eighteen months after the Effective Date,

3.	20% of the total number of Optioned Shares granted will vest two years after Effective Date,

4.	20% of the total number of Optioned Shares granted will vest thirty months after the Effective Date,

5.	the remaining 20% of the total number of Optioned Shares granted will vest three years after the Effective Date.

The grant of the Option evidenced hereby is made subject to the terms and conditions of the Company's Share Option Plan (the “Plan”), the terms and conditions of which are hereby incorporated in this Option Commitment.

To exercise your Option, deliver to the Company at its then principal business office, a written notice specifying the number of Optioned Shares you wish to acquire, together with cash or a certified cheque payable to the Company for the aggregate Exercise Price. A certificate for the Optioned Shares so acquired will be issued by the transfer agent as soon as practicable.

Touchpoint Metrics, Inc.

MICHAEL HINSHAW
President

I hereby acknowledge receipt of a copy of the Plan and agree to be bound by the terms of the Plan.

OPTIONEE

Name:	LYNN DAVISON
Print Name:	(signature) Lynn Davison
Address:	291 Fawn Dr.
San Anselmo, CA 94960